EX-99.B16


               SCHEDULE FOR COMPUTATION OF PERFORMANCE QUOTATIONS
                          VANGUARD OHIO TAX-FREE FUND
                          INSURED LONG-TERM PORTFOLIO

   1. Average Annual Total Return (As of November 30, 1997)
      P (1 + T)n = ERV

   Where:              P   =  a hypothetical initial payment of $1,000
                       T   =  average annual total return
                       N   =  number of years
                     ERV   =  ending redeemable value at the end of the period

   EXAMPLE:
   One Year
                       P   =  $1,000
                       T   =  +6.30%
                       N   =  1
                     ERV   =  $1,062.98
   Five Year
                       P   =  $1,000
                       T   =  +7.11%
                       N   =  5
                     ERV   =  $1,409.68
   Ten Year
                       P   =  $1,000
                       T   =  +8.30%*
                       N   =  *
                     ERV   =  $1,811.93*

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*Since Inception June 18, 1990

   2. YIELD (30 Days Ended November 30, 1997)
                                 a - b
                   Yield = 2 [ ( ----- + 1)6 - 1]
                                 c x d
   Where: a = dividends and interest paid during the period b = expense dollars during the period (net of reimbursements)
                        c  =  the average daily number of shares outstanding
                              during the period
                        d  =  the maximum offering price per share on the last
                              day of the period

   Example              a  =  $998,238.89
                        b  =  $27,296.56
                        c  =  21,379,494.897
                        d  =  $11.72
                    Yield  =  4.70%






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                                                                      EX-99.B16


               SCHEDULE FOR COMPUTATION OF PERFORMANCE QUOTATIONS
                          VANGUARD OHIO TAX-FREE FUND
                             MONEY MARKET PORTFOLIO

   1. Average Annual Total Return (As of November 30, 1997)

      P (1 + T)n = ERV

   Where:              P   =  a hypothetical initial payment of $1,000
                       T   =  average annual total return
                       N   =  number of years
                     ERV   =  ending redeemable value at the end of the period

   EXAMPLE:
   One Year
                       P   =  $1,000
                       T   =  +3.49%
                       N   =  1
                     ERV   =  $1,034.85
   Five Year
                       P   =  $1,000
                       T   =  +3.13%
                       N   =  5
                     ERV   =  $1,166.56
   Since Inception
                       P   =  $1,000
                       T   =  +3.48%*
                       N   =  *
                     ERV   =  $1,290.30*

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* Since Inception on June 18, 1990